MARCUM
ACCOUNTANTS ▲ ADVISORS

October 1, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Parallax Health Sciences, Inc. under Item 4.01 of its Form 8-K dated September 27, 2019. We agree with the statements concerning our Firm in such Form 8-K Item 4.01 section (a); we are not in a position to agree or disagree with other statements of Parallax Health Sciences, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP

204869 Form 8-k 10219

MARCUMGROUP
MEMBER

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